WRITTEN CONSENT OF DIRECTORS
IN LIEU OF A SPECIAL MEETING
OF THE BOARD OF DIRECTORS
OF
SUNSTOCK, INC.
a Delaware corporation

October 4, 2019

Pursuant to the provisions of the Delaware General Corporation Law, the undersigned, being all of the directors of SUNSTOCK, INC., a Delaware corporation (the "Company"), do hereby consent to the following actions taken in lieu of a special meeting of the Board of Directors of the Company:

ISSUANCE OF SHARES

WHEREAS, on October 3, 2019, the Company has adopted and filed on October 4, 2019, with the United States Securities and Exchange Commission a registration Statement on Form S-8 with respect to that certain Employees, Officers, Directors, and Consultants Stock Plan for the Year 2019 (the "Plan"); and

WHEREAS, pursuant to the Plan, it is in the best interest of the Company to issue 186,200,000 S-8 shares of the Company's common stock registered under the Plan, pursuant to the form of the Grant of Shares attached hereto as Exhibit A, to the following named persons as result of the indicated agreements:

Name	Type of Agreement	Date of Agreement	Number of Shares to be Issued
Paul Giarmoleo	Consulting	October 1, 2019	28,500,000
Gary Kouletas	Consulting	October 1, 2019	28,500,000
Vincent Caruso	Consulting	October 1, 2019	28,500,000
Stephen Simon	Consulting	October 1, 2019	28,500,000
Ramnik Clair	Employee	October 1, 2019	30,000,000
Vimal Dulabh	Employee	October 1, 2019	1,000,000
David Pucilowaki	Employee	October 1, 2019	500,000
Perla Lozano	Employee	October 1, 2019	4,000,000
Grant Yamashiro	Employee	October 1, 2019	10,000,000
Nelson Sagastume	Employee	October 1, 2019	5,000,000
Catheryn Vatvone	Employee	October 1, 2019	10,000,000
Joyce Espinosa	Employee	October 1, 2019	1,250,000
Glenn Gentle	Employee	October 1, 2019	2,250,000
Robert Bowman	Employee	October 1, 2019	1,000,000
Eric Prudhomme	Employee	October 1, 2019	1,000,000
Christopher Vatvone	Employee	October 1, 2019	1,000,000
Craig Fulster	Employee	October 1, 2019	5,000,000
Pramod Bhatia	Employee	October 1, 2019	200,000
Total			186,200,000

GENERAL

RESOLVED, that any and all actions previously taken by any of the officers and directors of the Company within the terms of the foregoing resolutions be, and the same hereby are, approved, ratified, and confirmed in all respects.

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed, for and on behalf of the Company, to prepare and file all necessary instruments as may be required by law to carry out the terms of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this Consent to be effective as of the date first mentioned above.

CEO

JASON C. CHANG

DR. RAMNIK S. CLAIR

Attachment:
Exhibit A – Form of Grant of Shares

WRITTEN CONSENT OF DIRECTORS
IN LIEU OF A SPECIAL MEETING
OF THE BOARD OF DIRECTORS
OF
SUNSTOCK, INC.
a Delaware corporation

October 1, 2019

Pursuant to the provisions of the Delaware General Corporation Law, the undersigned, being all of the directors of SUNSTOCK, INC., a Delaware corporation (the "Company"), do hereby consent to the following actions taken in lieu of a special meeting of the Board of Directors of the Company:

REGISTRATION STATEMENT ON FORM S-8

WHEREAS, it is in the best interest of the Company to adopt that certain Employees, Directors, and Consultants Stock Plan for the Year 2019 (the "Plan"), more fully described in Exhibit A attached hereto; and

WHEREAS, it is in the best interest of the Company to approve and file with the Securities and Exchange Commission that certain Registration Statement on Form S-8 attached hereto as Exhibit A.

RESOLVED, that the appropriate officers and directors of the Company be, and they hereby are, authorized to execute the Plan and the Registration Statement on Form S-8 attached hereto as Exhibit A.

RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized to file with the Securities and Exchange Commission that certain Registration Statement on Form S-8 attached hereto as Exhibit A.

GENERAL

RESOLVED, that any and all actions previously taken by any of the officers and directors of the Company within the terms of the foregoing resolutions be, and the same hereby are, approved, ratified, and confirmed in all respects.

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed, for and on behalf of the Company, to prepare and file all necessary instruments as may be required by law to carry out the terms of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this Consent to be effective as of the date first mentioned above.

JASON C. CHANG

DR. RAMNIK S. CLAIR